Exhibit (a)(4)


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                              NOTICE OF WITHDRAWAL

      The undersigned hereby withdraws units of limited partnership interest in Consolidated Resources Health Care Fund II ("Units") heretofore tendered by the undersigned to Care Associates, LLC pursuant to its tender offer dated May 26, 2005.

Name of person who tendered Units: ____________________________________________

Name of registered Unit holder (if different):__________________________

Number of Units to be withdrawn (state "all" if all Units tendered are to be withdrawn): __________

Date: _______________, 2005


_______________________________________
Signature of Withdrawing Unit Holder


_______________________________________
Signature of Joint Unit Holder, if any

INSTRUCTIONS

      For a withdrawal to be effective, a written notice of withdrawal must be timely received by the information agent for Care Associates, LLC at its address or facsimile number set forth below. Any such notice of withdrawal must specify the name of the person who tendered the number of Units to be withdrawn and the name of the registered holder of such Units, if different from the person who tendered. In addition, the notice of withdrawal must be signed by the person who signed Care Associates' letter of transmittal in the same manner as such letter of transmittal was signed. The information agent and its contact information are as follows:

                             THE COLBENT CORPORATION
                                 P.O. Box 859208
                            Braintree, MA 02185-9208
                        Telephone: (781)843-1833 ext. 100
                            Facsimile: (781) 380-3388

                             For Overnight Delivery:
                             The Colbent Corporation
                               161 Bay State Drive
                               Braintree, MA 02184


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